UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2022

VITRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-17378	84-1012042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Cherry Creek Drive South, Suite 720 Denver, Colorado	80209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 848-7627

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Release and Settlement Agreement

On November 20, 2022 (the “Effective Date”), Vitro Biopharma, Inc. (the “Company”) entered into a Mutual Release and Settlement Agreement with its former Chief Executive Officer, Dr. Jack Zamora (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the parties confirmed that Dr. Zamora’s termination was characterized as “without cause” and Dr. Zamora resigned as a director of the Company, effective on the Effective Date. The parties also agreed to execute the other agreements described below.

As part of the Settlement Agreement, the parties agreed to confidentiality and non-disparagement restrictions, as well as a release of any potential claims against each other. In addition, certain provisions of Dr. Zamora’s Employment Agreement that survive termination of employment were modified to provide that Dr. Zamora shall not, for a period of one year from the Effective Date, “directly or indirectly solicit any person who has been a customer or employee of the Company during the period of one (1) year prior to the Effective Date.” The Settlement Agreement also provides for the termination of all previous supply agreements between the Company and Dr. Zamora, effective immediately, with such previous agreements to be replaced by the Supply Agreement described below.

Standstill Agreement

On the Effective Date, in connection with the Settlement Agreement, the Company entered into a Standstill Agreement with Dr. Zamora (the “Standstill Agreement”). Pursuant to the Standstill Agreement, Dr. Zamora granted an irrevocable proxy and power-of-attorney to the Company’s current Chief Executive Officer, Christopher Furman, for so long as he is acting in such position, and the Company’s Chair of the Board of Directors, which such position is currently held by Dr. Caroline Mosessian, to vote or act by written consent with respect to the shares of the Company’s common stock held by Dr. Zamora. The irrevocable proxy and power of attorney is effective from the Effective Date until the earliest of (i) three years from the Effective Date, (ii) termination of the Supply Agreement or the MOU (each as defined below), and (iii) such time, if ever, that a petition in bankruptcy is filed by or against the Company (the “Standstill Term”). Pursuant to the Standstill Agreement, during the Standstill Term, Dr. Zamora also agreed to refrain from taking certain actions in his capacity as a stockholder of the Company, without the prior written consent of the Company, including to not effect or seek, offer or propose to effect or participate in, directly or indirectly, with any other person (i) any acquisition of the Company’s voting securities, or any instrument that would give Dr. Zamora the right to vote or direct the vote of such securities, or any assets or businesses of the Company or its subsidiaries, (ii) any tender or exchange offer, merger or other business combination involving the Company, its subsidiaries or its affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, its subsidiaries or its affiliates, (iv) solicit proxies or consents to vote any securities of the Company, or (v) nominate or seek to nominate any person to the Company’s Board of Directors.

Supply Agreement

On the Effective Date, in connection with the Settlement Agreement, the Company entered into a Supply Agreement with Dr. Zamora (the “Supply Agreement”), pursuant to which the Company agreed to provide Infinivive MD Exosome Serum and Infinivive Daily Serum (the “Cosmetic Products”) to Dr. Zamora at his request. The provision of the Cosmetic Products under the Supply Agreement is subject to minimum and maximum quantity limitations. The Supply Agreement is effective for a period of five years, unless earlier terminated. The Company or Dr. Zamora may terminate the Supply Agreement immediately in prescribed circumstances, including if either party defaults with respect to its obligations under the Supply Agreement and, if the default is capable of being cured, does not cure such default within 30 days after receiving notice of such default. If the Supply Agreement is deemed terminated by Dr. Zamora for failure of the Company to supply the Cosmetic Products in accordance with its terms or by the Company without cause, the Standstill Agreement would be deemed terminated and of no further force or effect.

Memorandum of Understanding

On the Effective Date, in connection with the Settlement Agreement, the Company entered into a Memorandum of Understanding with Dr. Zamora (the “MOU”) in order to support clinical research for the Company’s AlloRx® stem cells (“AlloRx”). Under the MOU, the Company agreed to provide AlloRx at a specified price to international clinical research facilities or other clinics with which Dr. Zamora may become affiliated, provided that certain regulatory conditions are satisfied, including proof of satisfaction of applicable United States and local legal requirements. The MOU will be effective for a period of five years, unless earlier terminated or replaced by mutual written agreement between Dr. Zamora and the Company. The MOU may also be earlier terminated in the event any clinic or the Company materially breaches the terms and conditions of the MOU. In the event the MOU is terminated by Dr. Zamora for failure of the Company to supply AlloRx in accordance with its terms or by the Company without cause, the Standstill Agreement would be deemed terminated and of no further force or effect.

The foregoing summary of each of the Settlement Agreement, Standstill Agreement, Supply Agreement and MOU does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Settlement Agreement, Standstill Agreement, Supply Agreement and MOU, as applicable, each of which is expected to be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended October 31, 2022. Interested parties are encouraged to read each of the foregoing agreements in its entirety when each becomes available because each contains important information not summarized herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above under Item 1.01 with respect to Dr. Zamora’s resignation as a director is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRO BIOPHARMA, INC.

Date: November 25, 2022	By:	/s/ Nathan Haas
	Name:	Nathan Haas
	Title:	Chief Financial Officer